Exhibit 99.2

CERTIFICATE OF CONVERSION
to
LIMITED LIABILITY COMPANY

Ford Motor Credit Company, organized and existing under the Delaware General Corporation Law and converting to a Delaware limited liability company, HEREBY CERTIFIES:

1.	The name of the Delaware corporation to be converted to a Delaware limited liability company is FORD MOTOR CREDIT COMPANY.

2.	The date of filing of the original Ford Motor Credit Company Certificate of Incorporation with the Secretary of State of the State of Delaware was August 20, 1959.

3.
The name of the Delaware limited liability company to which Ford Motor Credit Company will be converted as set forth in its Certificate of Formation filed in accordance with Section 18-214(b) of the Delaware Limited Liability Company Act is FORD MOTOR CREDIT COMPANY LLC.

4.
This Certificate of Conversion and the conversion of Ford Motor Credit Company, a Delaware corporation, to Ford Motor Credit Company LLC, a Delaware limited liability company, was approved in accordance with the provisions of Sections 228 and 266 of the Delaware General Corporation Law by unanimous written consent of the stockholder of Ford Motor Credit Company dated April 20, 2007, and by resolution of the Board of Directors of Ford Motor Credit Company on November 10, 2006, all in accordance with Section 266 of the Delaware General Corporation Law.

5.	This Certificate of Conversion will be effective on May 1, 2007.

Dated: April 20, 2007.

FORD MOTOR CREDIT COMPANY

By: /s/ Susan J. Thomas
Susan J. Thomas
Secretary